Explanatory Note

OneDoor Entertainment Properties LLC has prepared this Post-Qualification Amendment No. 4 to its Offering Statement on Form 1-A solely for the purpose of filing Exhibit 12.1.

PART III

INDEX TO EXHIBITS

Exhibit 2.1	Certificate of Formation (incorporated by reference to Exhibit 2.1 of Amendment No. 1 to the Company’s Offering Statement on Form 1-A filed on September 1, 2022)

Exhibit 2.2	Amended and Restated Series Limited Liability Company Agreement*

Exhibit 2.3

Certificate of Conversion of Protected Series to Registered Series (incorporated by reference to Exhibit 2.3 of Amendment No. 1 to the Company’s Offering Statement on Form 1-A filed on September 1, 2022)

Exhibit 2.4

Certificate of Registered Series of Limited Liability Company
(Series Calculated Sequels) (incorporated by reference to Exhibit 2.4 of Amendment No. 1 to the Company’s Offering Statement on Form 1-A filed on September 1, 2022)

Exhibit 2.5

Certificate of Registered Series of Limited Liability Company (Series Messiah) (incorporated by reference to Exhibit 2.5 of Amendment No. 1 to the Company’s Offering Statement on Form 1-A filed on September 1, 2022)

Exhibit 2.6

Certificate of Registered Series of Limited Liability Company (Series Cyrus) (incorporated by reference to Exhibit 2.6 of Amendment No. 1 to the Company’s Offering Statement on Form 1-A filed on September 1, 2022)

Exhibit 3.1	Series Designation of Series Calculated Sequels (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Company’s Offering Statement on Form 1-A filed on September 1, 2022)

Exhibit 3.2	Amended and Restated Series Agreement of Series Calculated Sequels*

Exhibit 3.3	[INTENTIONALLY OMITTED]

Exhibit 4.1	Form of Profits Units Subscription Agreement*

Exhibit 6.1	Broker-Dealer Agreement (incorporated by reference to Exhibit 6.1 of Amendment No. 1 to the Company’s Offering Statement on Form 1-A filed on September 1, 2022)

Exhibit 6.2	Form of Project Purchase Agreement*

Exhibit 6.3	1DS Assignment and Transfer of Calculated Sequels Rights*

Exhibit 6.4	Option Purchase Agreement between the Manager and Nova McBee *Δ

Exhibit 6.5	Writing Letter Agreement with Ann Peacock *Δ

Exhibit 11.1	Consent of Independent Public Accounting Firm*

Exhibit 12.1	Opinion of CrowdCheck Law LLP

Exhibit 13.1	Testing-the-Waters Materials*

*previously filed.

**to be filed by amendment.

ΔCertain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of California, on February 15, 2023.

OneDoor Studios Entertainment Properties LLC

a Delaware series limited liability company

By	OneDoor Studios, a Utah limited liability company Its: Manager

	By:	/s/ Jason Brents
	Name:	Jason Brents
	Title:	Manager

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

OneDoor Studios, a Utah limited liability company

By:	/s/ Jason Brents
Name:	Jason Brents
Title:	Manager

Date: February 15, 2023